                                                                  EXHIBIT 99.a29

                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has (i) established a new series of shares titled Fundamental Equity Fund and (ii) increased in some cases and  decreased  in some cases the  number of shares of capital  stock of certain series that the  Corporation  has authority to issue in accordance  with Section
2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock. Following the Reallocation,  the Corporation has the authority to issue  Eleven  Billion One Hundred  Million  (11,100,000,000)  shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred
Eleven Million Dollars ($111,000,000).  After giving effect to the Reallocation, the  aggregate  par  value of all  shares  of  stock  that  the  Corporation  is authorized to issue is One Hundred Eleven Million Dollars ($111,000,000).

     SIXTH:  Immediately  prior to the  establishment  of the new series and the
Reallocation,  the  thirteen  (13)  Series of stock of the  Corporation  and the number of shares and aggregate par value of each was as follows:

SERIES                              NO. OF SHARES          AGGREGATE PAR VALUE
------                              -------------          -------------------
Growth Fund                         1,260,000,000                  $12,600,000
Select Fund                           600,000,000                    6,000,000
Ultra Fund                          4,150,000,000                   41,500,000
Vista Fund                          1,190,000,000                   11,900,000
Heritage Fund                         640,000,000                    6,400,000
Giftrust Fund                         200,000,000                    2,000,000
Balanced Fund                         215,000,000                    2,150,000
New Opportunities Fund                300,000,000                    3,000,000
Capital Value Fund                    215,000,000                    2,150,000
Veedot Fund                           300,000,000                    3,000,000
Veedot Large-Cap Fund                 300,000,000                    3,000,000
New Opportunities II Fund             400,000,000                    4,000,000
Capital Growth Fund                   300,000,000                    3,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SEVENTH:  Immediately  prior to the establishment of the new series and the
Reallocation,  the number of shares and  aggregate  par value of each  allocated among the Classes of shares is as follows:

                                                                      AGGREGATE
SERIES NAME             CLASS NAME              NO. OF SHARES         PAR VALUE
-----------             ----------              -------------         ---------
Growth Fund             Investor                  800,000,000        $8,000,000
                        Institutional             100,000,000         1,000,000
                        Service                             0                 0
                        Advisor                   210,000,000         2,100,000
                        R                          50,000,000           500,000
                        C                         100,000,000         1,000,000

Select Fund             Investor                  360,000,000         3,600,000
                        Institutional              40,000,000           400,000
                        Service                             0                 0
                        Advisor                   100,000,000         1,000,000
                        A                          25,000,000           250,000
                        B                          25,000,000           250,000
                        C                          25,000,000           250,000
                        C II                       25,000,000           250,000

Ultra Fund              Investor                3,500,000,000        35,000,000
                        Institutional             200,000,000         2,000,000
                        Service                             0                 0
                        Advisor                   300,000,000         3,000,000
                        R                          50,000,000           500,000
                        C                         100,000,000         1,000,000

Vista Fund              Investor                  800,000,000         8,000,000
                        Institutional              80,000,000           800,000
                        Service                             0                 0
                        Advisor                   210,000,000         2,100,000
                        C                         100,000,000         1,000,000

Heritage Fund           Investor                  400,000,000         4,000,000
                        Institutional              40,000,000           400,000
                        Service                             0                 0
                        Advisor                   100,000,000         1,000,000
                        C                         100,000,000         1,000,000

Giftrust Fund           Investor                  200,000,000         2,000,000

                                       2

                                                                      AGGREGATE
SERIES NAME             CLASS NAME             NO. OF SHARES          PAR VALUE
-----------             ----------             -------------          ---------
Balanced Fund           Investor                 150,000,000          1,500,000
                        Institutional             15,000,000            150,000
                        Service                            0                  0
                        Advisor                   50,000,000            500,000

New Opportunities       Investor                 300,000,000          3,000,000
Fund

Capital Value Fund      Investor                 150,000,000          1,500,000
                        Institutional             15,000,000            150,000
                        Advisor                   50,000,000            500,000

Veedot Fund             Investor                 200,000,000          2,000,000
                        Institutional             50,000,000            500,000
                        Advisor                   50,000,000            500,000

Veedot Large-Cap        Investor                 200,000,000          2,000,000
Fund                    Institutional             50,000,000            500,000
                        Advisor                   50,000,000            500,000

New Opportunities II    Investor                 250,000,000          2,500,000
Fund                    Institutional             50,000,000            500,000
                        A                         25,000,000            250,000
                        B                         25,000,000            250,000
                        C                         25,000,000            250,000
                        C II                      25,000,000            250,000

Capital Growth Fund     A                        100,000,000          1,000,000
                        B                        100,000,000          1,000,000
                        C                        100,000,000          1,000,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has allocated Ten Billion
Three Hundred Million  (10,300,000,000) shares of the Eleven Billion One Hundred
Million  (11,100,000,000) shares of authorized capital stock of the Corporation.
As a result of the action taken by the Board of Directors  referenced in Article
SECOND of these Articles Supplementary, the fourteen (14) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

SERIES                             NO. OF SHARES            AGGREGATE PAR VALUE
------                             -------------            -------------------
Growth Fund                        1,290,000,000                    $12,900,000
Select Fund                          600,000,000                      6,000,000
Ultra Fund                         4,150,000,000                     41,500,000
Vista Fund                         1,190,000,000                     11,900,000
Heritage Fund                        640,000,000                      6,400,000

                                       3

SERIES                             NO. OF SHARES            AGGREGATE PAR VALUE
------                             -------------            -------------------
Giftrust Fund                        200,000,000                      2,000,000
Balanced Fund                        265,000,000                      2,650,000
New Opportunities Fund               300,000,000                      3,000,000
Capital Value Fund                   215,000,000                      2,150,000
Veedot Fund                          300,000,000                      3,000,000
Veedot Large-Cap Fund                300,000,000                      3,000,000
New Opportunities II Fund            400,000,000                      4,000,000
Capital Growth Fund                  300,000,000                      3,000,000
Fundamental Equity Fund              150,000,000                      1,500,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of  Directors,  the Classes of shares of the fourteen (14) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                                      AGGREGATE
SERIES NAME             CLASS NAME              NO. OF SHARES         PAR VALUE
-----------             ----------              -------------         ---------
Growth Fund             Investor                  800,000,000        $8,000,000
                        Institutional             130,000,000         1,300,000
                        Service                             0                 0
                        Advisor                   210,000,000         2,100,000
                        R                          50,000,000           500,000
                        C                         100,000,000         1,000,000

Select Fund             Investor                  360,000,000         3,600,000
                        Institutional              40,000,000           400,000
                        Service                             0                 0
                        Advisor                   100,000,000         1,000,000
                        A                          25,000,000           250,000
                        B                          25,000,000           250,000
                        C                          25,000,000           250,000
                        C II                       25,000,000           250,000

Ultra Fund              Investor                3,500,000,000        35,000,000
                        Institutional             200,000,000         2,000,000
                        Service                             0                 0
                        Advisor                   300,000,000         3,000,000
                        R                          50,000,000           500,000
                        C                         100,000,000         1,000,000

                                        4

                                                                      AGGREGATE
SERIES NAME             CLASS NAME              NO. OF SHARES         PAR VALUE
-----------             ----------              -------------         ---------
Vista Fund              Investor                  800,000,000         8,000,000
                        Institutional              80,000,000           800,000
                        Service                             0                 0
                        Advisor                   210,000,000         2,100,000
                        C                         100,000,000         1,000,000

Heritage Fund           Investor                  400,000,000         4,000,000
                        Institutional              40,000,000           400,000
                        Service                             0                 0
                        Advisor                   100,000,000         1,000,000
                        C                         100,000,000         1,000,000

Giftrust Fund           Investor                  200,000,000         2,000,000

Balanced Fund           Investor                  200,000,000         2,000,000
                        Institutional              15,000,000           150,000
                        Service                             0                 0
                        Advisor                    50,000,000           500,000

New Opportunities       Investor                300,000,000           3,000,000
Fund

Capital Value Fund      Investor                150,000,000           1,500,000
                        Institutional            15,000,000             150,000
                        Advisor                  50,000,000             500,000

Veedot Fund             Investor                200,000,000           2,000,000
                        Institutional            50,000,000             500,000
                        Advisor                  50,000,000             500,000

Veedot Large-Cap        Investor                200,000,000           2,000,000
Fund                    Institutional            50,000,000             500,000
                        Advisor                  50,000,000             500,000

New Opportunities II    Investor                250,000,000           2,500,000
Fund                    Institutional            50,000,000             500,000
                        A                        25,000,000             250,000
                        B                        25,000,000             250,000
                        C                        25,000,000             250,000
                        C II                     25,000,000             250,000

Capital Growth Fund     A                       100,000,000           1,000,000
                        B                       100,000,000           1,000,000
                        C                       100,000,000           1,000,000

                                       5

                                                                      AGGREGATE
SERIES NAME             CLASS NAME            NO. OF SHARES           PAR VALUE
-----------             ----------            -------------           ---------
Fundamental Equity      A                        50,000,000             500,000
Fund                    B                        50,000,000             500,000
                        C                        50,000,000             500,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN  CENTURY MUTUAL FUNDS,  INC. has caused these
Articles  Supplementary  to be signed  and  acknowledged  in its name and on its behalf by its Vice President and attested to by its Assistant  Secretary on this
17th day of November 2004.

ATTEST:                                     AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                           /s/ Charles A. Etherington
----------------------------------          ----------------------------------
Name:   Otis H. Cowan                       Name:   Charles A. Etherington
Title:  Assistant Secretary                 Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS,  INC., who
executed on behalf of said Corporation the foregoing  Articles  Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the  name  of  and  on  behalf  of  said  Corporation,  the  foregoing  Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  November 17, 2004

                                      /s/ Charles A. Etherington
                                      ---------------------------------------
                                      Charles A. Etherington, Vice President

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